UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 6, 2017

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On September 6, 2017, 2U, Inc., a Delaware corporation (the “Company”), and one of its stockholders (the “Selling Stockholder”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein (collectively, the “Underwriters”) for whom Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC are acting as representatives, relating to the underwritten registered public offering of an aggregate of 3,650,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), of which 3,500,000 shares are to be issued and sold by the Company and 150,000 shares are to be sold by the Selling Stockholder, at a public offering price of $49 per share. Under the terms of the Underwriting Agreement, the Company also granted the underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 547,500 shares of Common Stock (the “Option”), which the underwriters exercised in full on September 7, 2017.

The net proceeds to the Company from the sale of the Shares to be issued and sold by the Company (including pursuant to the Option) are expected to be approximately $188.9 million, and the aggregate net proceeds to the Selling Stockholder from the sale of the Shares to be sold by the Selling Stockholder are expected to be approximately $7.0 million, after deducting underwriting discounts and commissions of 4.5%, or $2.21 per share, and other estimated offering expenses payable by the Company. The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholder. The offering closed on September 11, 2017.

The Shares being offered were registered by the Company under an automatically effective shelf registration statement on Form S-3, Registration Number 333-207088, filed with the SEC on September 23, 2015, and pursuant to the preliminary prospectus supplement, dated September 5, 2017, the final prospectus supplement, dated September 6, 2017, and the accompanying prospectus, dated September 24, 2015, describing the terms of the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholder, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this report.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Exhibit Description
1.1

Underwriting Agreement, dated September 6, 2017, by and among the Company, the Selling Stockholder, and the several underwriters named therein for whom Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC are acting as representatives

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1

Underwriting Agreement, dated September 6, 2017, by and among the Company, the Selling Stockholder, and the several underwriters named therein for whom Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC are acting as representatives

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Christopher J. Paucek
	Name:	Christopher J. Paucek
	Title:	Chief Executive Officer

Date: September 11, 2017